Exhibit 99.1

Galaxy Announces Private Offering of $1.0 Billion of Exchangeable Senior Notes

NEW YORK, NEW YORK, October 27, 2025—Galaxy Digital Inc. (“GDI”) (NASDAQ/TSX: GLXY) today announced the intention of Galaxy Digital Holdings LP (the “Issuer” and, together with GDI, the “Company” or “Galaxy”) to offer, subject to market and other conditions, $1.0 billion aggregate principal amount of exchangeable senior notes due 2031 (the “Notes”) in a private offering. The Issuer also intends to grant the initial purchasers of the Notes an option to purchase, during the 13-day period beginning on, and including, the date the Issuer first issues the Notes, up to an additional $150.0 million aggregate principal amount of Notes.

The Issuer intends to use the net proceeds from the offering to support growth across its core operating businesses and for general corporate purposes, which may include the repayment of its existing exchangeable senior notes due 2026.

The final terms of the offering, including the interest rate and initial exchange rate of the Notes, will be determined by the Issuer and the initial purchasers at the pricing of the offering. The Notes will be general senior, unsecured obligations of the Issuer, will accrue interest payable semi-annually in arrears and will mature on May 1, 2031, unless earlier repurchased, redeemed or exchanged. Noteholders will have the right to exchange their Notes in certain circumstances and during certain periods. The Issuer will settle exchanges of Notes by paying or delivering, as applicable, cash, shares of GDI’s Class A common stock (“common stock”), or a combination of cash and shares of common stock, at the Issuer’s election.

The Notes will not be redeemable prior to November 6, 2028. On or after November 6, 2028 and prior to the 41st scheduled trading day immediately preceding the maturity date, the Notes will be redeemable for cash, in whole or in part, at the Issuer’s option, if the last reported sale price per share of common stock equals or exceeds 130% of the exchange price for a specified period of time. The redemption price will be equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to certain conditions and exceptions, noteholders may require the Issuer to repurchase for cash all or part of their Notes. The fundamental change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The offering of the Notes is subject to market conditions and the satisfaction of closing requirements, including the approval of the Toronto Stock Exchange (“TSX”).  There can be no assurance as to whether or when the offering will be completed, if at all, or as to the actual size or terms of the offering.

The Notes and any common stock issuable or deliverable upon exchange of the Notes have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any applicable state or foreign securities law, or qualified by a prospectus in Canada. The Notes and any common stock issuable or deliverable upon exchange of the Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from registration under the Securities Act. Holders of the Notes will have the right to require GDI to register the resale of any shares of common stock issuable or deliverable upon exchange of the Notes on a shelf registration statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”). The Notes will only be offered and sold to persons who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). Offers and sales in Canada will be made only pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws.

This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes, any common stock issuable or deliverable upon exchange of the Notes or any other securities and shall not constitute an offer to sell or solicitation of an offer to buy, or a sale of, the Notes, any such common stock or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Galaxy Digital Inc.

Galaxy Digital Inc. (Nasdaq/TSX: GLXY) is a global leader in digital assets and data center infrastructure, delivering solutions that accelerate progress in finance and artificial intelligence. Our digital assets platform offers institutional access to trading, advisory, asset management, staking, self-custody, and tokenization technology. In addition, we develop and operate cutting-edge data center infrastructure to power AI and high-performance computing workloads. Our 800 MW Helios campus in Texas, which has an additional 2.7 GW of power under study, positions Galaxy among the largest and fastest-growing data center developments in North America. The Company is headquartered in New York City, with offices across North America, Europe, the Middle East, and Asia. Additional information about Galaxy's businesses and products is available on www.galaxy.com

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the anticipated terms of the Notes being offered, the completion, timing and size of the proposed offering and the intended use of proceeds. Forward-looking statements represent the Company’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of common stock, the satisfaction of the closing conditions related to the offering and risks relating to the Company’s business, including those described in periodic reports that the Company files from time to time with the SEC. The Company may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the Notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and the Company does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

OTHER DISCLAIMERS

The TSX has neither approved nor disapproved the contents of this press release.

Contacts

INVESTOR RELATIONS CONTACT

Jonathan Goldowsky

Investor.Relations@galaxy.com

MEDIA RELATIONS CONTACT

Michael Wursthorn

media@galaxy.com